Exhibit 99.1

NEWS

CONTACT:     Mike Keim
Chief Financial Officer, Univest Corporation of Pennsylvania
President and Chief Financial Officer, Univest Bank and Trust Co.
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

Univest Announces $45 Million Private Offering of Subordinated Notes

SOUDERTON, Pa., June 23, 2016 - Univest Corporation of Pennsylvania (NASDAQ: UVSP) (the “Company”), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced an offering of $45 million in aggregate principal amount of subordinated notes to certain accredited investors in a private placement under the Securities Act of 1933 (the “Securities Act”). The Company expects to close the offering on July 1, 2016. From and including the date of issuance to but excluding June 30, 2021, the subordinated notes will bear interest at a fixed rate of 5.00% per annum, payable semi-annually in arrears. From and including June 30, 2021 to but excluding the maturity date of June 30, 2026 (or any early redemption date), the subordinated notes will bear interest at an annual rate equal to three-month LIBOR plus 3.90%, payable quarterly in arrears. The Company may redeem the subordinated notes, in whole or in part, beginning with the interest payment date on June 30, 2021 and on any interest payment date thereafter (or at any time on or after the 30th day prior to the maturity date), subject to the approval of the Federal Reserve. The Company may also redeem the subordinated notes, in whole but not in part, at any time upon the occurrence of certain tax, regulatory capital and Investment Company Act of 1940 Act events, subject in each case to the approval of the Federal Reserve. The Company estimates that the net proceeds from the sale of the subordinated notes will be approximately $44.5 million, and the notes are expected to qualify as Tier 2 capital for regulatory purposes.

The Company intends to use the net proceeds from the offering for general corporate purposes, including but not limited to, contribution of capital to Univest Bank and Trust Co. to support both organic growth as well as acquisitions in the Company’s non-banking lines of business, should such opportunities arise.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The above referenced securities offered and sold by the Company have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an exemption from registration.

About Univest Corporation
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.8 billion in assets and $3.1 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-

Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.

Forward-Looking Statements
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release

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